Exhibit 99.1

FIRST AMENDMENT TO LEASE AND EXTENSION AGREEMENT

THIS FIRST AMENDMENT TO LEASE AND EXTENSION AGREEMENT (this “Amendment”) is dated the 16th day of February, 2006, and is by and between S/I North Creek I, LLC, a Washington limited liability company (“Landlord”) and Eden Bioscience Corporation, Inc., a Washington corporation (“Tenant”).

RECITALS

A.   Landlord and Tenant entered into that certain Lease, dated May 29, 2001 (the “Lease”), for the lease by Tenant of certain Premises, consisting of approximately 17,900 rentable square feet in the Building located at 11816 North Creek Parkway N., Bothell, Washington, all as more particularly specified in the Lease. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the same meaning as they are given in the Lease.

B.   The Lease Term, as set forth in Section 1.01 and Section 4.01 of the Lease is scheduled to expire on December 31, 2006. Notwithstanding the notice requirements set forth in Section 4.02 of the Lease, the parties desire to extend the terms of the Lease and amend the Lease in certain other respects, all as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.   Extension of Lease Term. The Lease Term, as set forth in Section 1.01 and Section 4.01 of the Lease, shall be extended from the initial expiration date of December 31, 2006 for an additional thirty-six (36) month period to and through December 31, 2009 (the “Extended Term”). The initial Term and the Extended Term are collectively referred to in the Lease as the “Term”.

2.   Base Rent for the Initial Term and Extended Term. Commencing March 1, 2006, the Base Rent payable for the entire Premises pursuant to Section 1.01 and Section 5.01 of the Lease during the remaining initial Term and the Extended Term shall be as follows:

Months	Monthly Base Rent

03/01/06 - 02/28/07:	$17,751.00
03/01/07 - 02/28/08:	$18,497.00
03/01/08 - 02/28/09:	$19,243.00
03/01/09 - 12/31/09:	$19,988.00

3.   Option to Extend. The parties hereby agree that Tenant’s Option to Extend the Lease pursuant to Section 4.02 of the Lease is hereby terminated upon the execution of this Amendment. Tenant shall have no further right to extend the Term of the Lease beyond the Extended Term.

4.   Security Deposit. The parties hereby agree and acknowledge that the Security Deposit held by Landlord pursuant to Sections 1.01 and 5.04 of the Lease was previously reduced to $17,000. Landlord will continue to hold this amount during the Extended Term.

5.   Credit Enhancement; Letter of Credit. Tenant shall remain obligated to maintain its Letter of Credit in the amount of $270,000 pursuant to the terms of Section 16.26 of the Lease during the Extended Term.

6.   Surface Parking Stalls. The amount of Surface Parking Stalls provided in Sections 1.01 and 16.18 of the Lease shall be reduced from fifty-seven (57) to forty-two (42).

7.   Tenant Improvements. Landlord shall not be obligated to make any improvements to the Premises with respect to the Extended Term, and Tenant is leasing the Premises for the Extended Term in “as is” condition.

8.   Ratification. In the event of any inconsistency between the terms of the Lease and this Amendment, the terms of this Amendment shall control. Except as expressly set forth herein, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:

S/I NORTH CREEK I, LLC, a Washington
limited liability company

By: /s/ Kellanne B. Henry
Its: Investment Director

TENANT:

EDEN BIOSCIENCE CORPORATION, INC.,

a Washington corporation
By: /s/ Bradley S. Powell
Its: CFO

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose tree signature appears on this document.

On this 16th day of February, 2006, before me personally appeared Kellanne B. Henry, to me known to be the Investment Director of S/I NORTH CREEK I, LLC, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ April J. Brixey
Notary Public in and for the State of Washington, residing at Seattle
My commission expires:	March 15, 2008

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose tree signature appears on this document.

On this 3rd day of February, 2006, before me personally appeared Bradley S. Powell, to me known to be the CFO of EDEN BIOSCIENCE CORPORATION, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Linda J. Edam
Notary Public in and for the State of Washington, residing at Mill Creek, WA
My commission expires:	6-1-07